SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2008

EARTH SEARCH SCIENCES, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-19566	87-0437723
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

306 Stoner Loop Road, Lakeside, MT 59922
(Address of Principal Executive Offices)

(406) 751-5200
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Current Report on Form 8-K and other reports filed by Earth Search Sciences, Inc. (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements.  Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Company believes that the expectations reflected in the forward looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

(d)           Election of Director

The Board of Directors of Earth Search Sciences, Inc. (the “Company”)  unanimously appointed Mr. Luis F. Lugo as director of the Company effective July 21, 2008 concurrent with his appointment as Chief Executive Officer of the Company, as previously disclosed in the Company’s Current Report on Form 8K dated September 9, 2008.  Mr. Lugo has not been named and is not expected to be named to any committees of the Board of Directors at this time.

Mr. Lugo brings substantial experience in oil gas and other process industries. Mr. Lugo was Co-Founder and, from April 2002 to October 2007, Managing Director of the Hispanic News Press in Brookline, Massachusetts.  From April 2002 to October 2007, he served as Director of Finance and Strategy for 3AG Distribution (Elf Aquitaine Oil Lubricants Venezuela) and was involved in securing capital investment and in developing the company’s distribution system. Mr. Lugo holds an MBA in International Business Finance and an MA in International Economics from The George Washington University in Washington D.C.

There are no arrangements or understandings between Mr. Lugo and any other persons pursuant to which Mr. Lugo was selected as a director. During the last two years, there has been no transaction that the Company was or is a party to in which Mr. Lugo had or is to have a direct or indirect material interest.

Mr. Lugo has been granted 2,000,000 shares of restricted common stock by the Company’s Board of Directors in connection with his employment agreement with the Company, which agreement has yet to be finalized.  The Company will provide an updated disclosure once the document is finalized.  Mr. Lugo was also granted 1,250,000 additional shares of common stock by the Company’s Board of Directors for services, unrelated to the employment agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2008

EARTH SEARCH SCIENCES, INC.

By:	/s/ Luis F. Lugo
Luis F. Lugo Chief Executive Officer